EXHIBIT 15
                                                  ----------






May 8, 1996




Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

Dear Ladies and Gentlemen:

We are aware that the March 31, 1996 Quarterly Report on Form 10-Q of AlliedSignal Inc. which includes our report dated April 22, 1996 (issued pursuant to the provisions of Statement on Auditing Standard No. 71) will be incorporated by reference in the Prospectuses constituting part of AlliedSignal Inc.'s Registration Statements, on Forms S-8 (Nos. 33-09896, 33-51455, 33-55410, 33-58345, 33-58347,
33-60261, 33-62963 and 33-64295), on Forms S-3 (Nos. 33-13211, 33-14071
and 33-55425) and on Form S-8 (filed as an amendment to Form S-14, No. 2-99416-01). We are also aware of our responsibilities under the Securities Act of 1933.

Very truly yours,


/s/ Price Waterhouse
Price Waterhouse LLP